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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 12, 1999, on our audits of the financial statements of Ditech Corporation as of April 30, 1997 and 1998 and for each of the three years in the period ended April 30, 1998. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data."


/S/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
April 7, 1999